February 23, 1998
To the Shareholders and
Board of Directors of
Municipal Partners Fund
 Inc.

In planning and performing
our audit of the financial
statements of Municipal
Partners Fund Inc.
(the "Fund") for the year
ended December 31, 1997,
we considered its internal
control, including control
activities for safeguarding
securities, in order to
determine our auditing
procedures for the purpose
of expressing our opinion
on the financial statements
and to comply with the
requirements of Form
N-SAR, not to provide
assurance on internal
control.The management
of the Fund is responsible
for establishing and
maintaining internal control.
In fulfilling this responsibility,
estimates and judgments by
management are required to
assess the expected benefits
and related costs of control
activities.  Generally,
control activities that are
relevant to an audit pertain
to the entity's objective of
preparing financial
statements for external
purposes that are fairly
presented in conformity
with generally accepted
accounting principles.
Those control activities
include the safeguarding
of assets against
unauthorized acquisition,
 use or disposition.Because
of inherent limitations in
internal control, errors or
irregularities may occur and
not be detected.  Also,
projection of any evaluation
of internal control to future
periods is subject to the risk
that it may become
inadequate because of changes
in conditions or that the
effectiveness of the design
and operation may
deteriorate.Our consideration
of internal control would
not necessarily disclose all
matters in internal control
that might be material
weaknesses under standards
established by the American
Institute of Certified Public
Accountants.  A material
weakness is a condition
in which the design or
operation of any specific
internal control components
does not reduce to a
relatively low level the risk
that errors or irregularities
in amounts that would be
material in relation to the
financial statements being
audited may occur and not
be detected within a timely
period by employees in the
normal course of performing
their assigned functions.
However, we noted no
matters involving internal
control, including control
activities for safeguarding
securities, that we consider
to be material weaknesses
as defined above as of
December 31, 1997.
This report is intended solely
for the information and use
of management and the Board
of Directors of the Fund and
the Securities and Exchange
Commission.

PRICE WATERHOUSE LLP